Exhibit 4.15

AMENDMENT NO. 1
TO
LICENSE AND SUPPLY AGREEMENT

This AMENDMENT NO. 1 (“Amendment No. 1”) to the LICENSE AND SUPPLY AGREEMENT dated March 10, 2014, is entered into by and between MEDIMETRIKS PHARMACEUTICALS, INC., having its principal place of business at 383 Route 46 West, Fairfield, New Jersey 07004 (U.S.A.) (“Medimetriks”), and FERRER INTERNACIONAL, S.A., having its head office at Av. Diagonal, 549, 5th Floor, 08029 Barcelona (Spain) (“Ferrer”), sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, the Parties have entered into that certain License and Supply Agreement dated March 10, 2014 (the “License”), pursuant to which, among other things, Ferrer granted Medimetriks exclusive commercialization and distribution rights to the Product (as defined in the License) throughout the Territory (as defined in the License); and

WHEREAS, the Parties wish to amend the License to, among other things, memorialize their agreement regarding (a) the prices that Ferrer will charge Medimetriks, and Medimetriks will pay to Ferrer, for samples and other trade units of the Product not previously set forth in the License; (b) the minimum batch quantity; (c) registration, ownership and grant of licenses for certain rights of certain Trademarks in connection with the License, and (d) minor adjustments to the License termination provisions to enable the transfer of the domain names registered by Company related to the Product following termination of the License.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. This Amendment No. 1 to the License shall be deemed effective as of March 10, 2014.

2. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the License.

3. Section 3.1(a) third paragraph of the License, which starts “Ferrer hereby agrees to provide the Company with such quantities (...)” is hereby deleted in its entirety and Section 3.1(b) of the License is hereby deleted in its entirety and replaced with the following:

“b). Purchase commitment: The Company will buy all its requirements for trade units and samples of the Products exclusively from Ferrer or its nominee during the term of the Agreement. Ferrer shall provide the Company with [***] sample tubes of the Product at a fixed price of $[***] per sample tube. In addition, Ferrer shall provide the Company with [***] trade units of the Product at a fixed price of $[***] per unit, [***] trade units of the Product at a fixed price of $[***] per unit and [***] trade units of the Product at a fixed price of $[***] per unit (in all cases subject to Section 4.2 and the other conditions set out in Article 4 below).”

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4. Section 4.2 of the License is hereby amended by deleting the first two paragraphs of Section 4.2 and adding the following as the new first two paragraphs of Section 4.2:

“The initial purchase price for trade units of the Products shall be set at $[***] per [***] sample tube of the Product, $[***] per [***] trade unit of the Product, $[***] per [***] trade unit of the Product, and $[***] per [***] trade unit of the Product, FCA manufacturing site (the “Supply Unit Price”). Notwithstanding the foregoing, after December 31, 2018 and during the term of this Agreement, Ferrer may change its Supply Unit Price on any or all the Products from time to time, but no more than once annually, based on documented actual increases to Ferrer’s direct manufacturing and labor (but specifically excluding overhead) costs (or those charged by its nominee), provided that Ferrer furnishes the Company with at least thirty (30) days prior written notice of any such change. The increase shall apply to any order received by Ferrer after the communication date of the increase. In the event that the new Supply Unit Price for the Products may make the business not feasible, the Parties, in good faith and through the Joint Steering Committee, agree to meet and negotiate in good faith an alternative solution.

The purchase price for the Products shall be paid in US Dollars by the Company and such payment terms shall be [***] following the date that the Products are received and accepted (as per Article 4.4 of the LSA) by the Company, by wire transfer into an account designated by Ferrer. Invoices shall be generated upon shipment of Product from Supplier. Invoices should be sent by email to the following address: invoice@cutanea.com. Failure to send invoices to the email address provided herein may cause a delay in approval and payment. In the event that the Company does not fulfill such terms, Parties agree to discuss in good faith alternative payment conditions. In case there is not an agreement between the Parties after 30 days, Ferrer will accept an irrevocable and guaranteed letter of credit payable as term of payment.”

5. Section 4.3 of the License is hereby amended by deleting the first sentence of Section 4.3 and adding the following first sentence of Section 4.3:

“All orders for Products hereunder shall be for a minimum batch quantity of [***]. Both Parties shall cooperate to validate and include in the Regulatory Approvals a batch of [***], which shall thereupon be the new minimum batch quantity.”

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6. Article 12 of the License is hereby deleted in its entirety and replaced with the following:

“ARTICLE 12. OWNERSHIP AND LICENSE OF TRADEMARKS AND MARKETING AUTHORIZATION

The Company shall have the right to promote and sell the Products under a trademark, logo, device, name or trade name selected by the Company for use in connection with the packaging, labeling, promotion and sale of the Products under this Agreement. The chosen trademark, logo, device, name or trade name to promote, sell and commercialize the Products (hereinafter collectively the “Trademarks”) shall be registered and owned initially within the Territory by Medimetriks. Once it is legally feasible following applicable laws and regulations, Medimetriks shall irrevocably assign and transfer to Ferrer, and Ferrer shall own, all of Medimetriks’ rights in and to any registration or application for any Trademarks and all rights in and to the Trademarks within the Territory. By means of this Agreement, and until such time as the ownership rights of the Trademarks are irrevocably assigned and transferred to Ferrer, Medimetriks grants to Ferrer a royalty-free, non-exclusive license to use the chosen Trademarks, in any reasonable and lawful manner that Ferrer deems appropriate in connection with the packaging, labeling, promotion and sale of the Products within the Territory, such use to be consistent generally with the standards that Ferrer applies to the use of its other trademarks.

Simultaneously with the assignment and transfer of the chosen Trademarks to Ferrer, once that it legally feasible following applicable laws and regulations, Ferrer shall grant, and by means of this Agreement hereby grants, to the Company, effective as of the effective date of the assignment, a royalty-free, exclusive license to use the assigned Trademarks, subject to the Quality Standards, in any reasonable and lawful manner that the Company deems appropriate in connection with the packaging, labeling, promotion, sale and other commercialization of the Products in the Territory.

After the assignment and transfer of the chosen Trademarks to Ferrer, the Company shall not acquire any property right, title or interest (different than herein stated) to or in the Trademarks. The license to the Company shall be conditioned upon the Company not having committed any material breach of this Agreement. Except as otherwise contemplated in Section 13.6 of the Agreement, upon expiry or sooner termination of this Agreement, the license currently in place shall automatically terminate.

All licensed uses of the Trademarks by the Company shall comply with such trademark usage guidelines as Ferrer may reasonably establish, and all Product, and all marketing and promotional materials relating to the Products, bearing the Trademarks shall be of a consistent and high quality and shall comply with such quality standards, business practices, methodology, policies and procedures, and technical and operational specifications as reasonably established by Ferrer or as may be imposed by applicable laws (collectively, “Quality Standards”). At the request of Ferrer, the Company shall furnish to Ferrer representative samples of the Products, and of any materials, bearing the licensed Trademarks for quality control purposes.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

In addition, by means of this Agreement, Ferrer grants to the Company a royalty-free, exclusive license to use the Marketing Authorization in any reasonable and lawful manner the Company deems appropriate for the Company’s marketing, promotion and other commercialization of the Products in the Territory. The Company shall not acquire any property right, title or interest (different than herein stated) to or in such Marketing Authorization. This license shall be conditioned upon the Company not having committed any material breach of this Agreement. Except as otherwise contemplated in Section 13.6 of the Agreement, upon expiry or sooner termination of this Agreement, this license shall automatically terminate.”

7. Section 15.2 of the License is hereby deleted in its entirety and replaced with the following:

“Except as otherwise contained in this Agreement or agreed to in the future by the Parties, upon termination of this Agreement for any reason whatsoever, the Company shall return free of charge to Ferrer (or its nominee) all Ferrer confidential information, Marketing Authorizations, domain names related by the Product registered by the Company, Ferrer Technology and/or any other information or documentation that may be owned by Ferrer”.

8. In all other respects, Medimetriks and Ferrer hereby ratify, confirm and affirm the License, as amended and modified by this Amendment No. 1.

9. This Amendment No. 1 and the rights and liabilities of the Parties shall be governed by and interpreted (in English) in accordance with the laws of the State of New York and jurisdiction shall be granted to the federal and state courts of New York. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute a single agreement.

[INTENTIONALLY LEFT BLANK]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed in duplicate by their duly authorized officers as of March 5, 2018. One original of this Amendment No. 1 shall be held by each Party hereto.

MEDIMETRIKS PHARMACEUTICALS, INC.

	By:	/s/ [***]
	Name:	[***]
	Title:	[***]

.	FERRER INTERNACIONAL, S.A

	By:	/s/ [***]
	Name:	[***]
	Title:	[***]

	By:	/s/ [***]
	Name:	[***]
	Title:	[***]

[Counterpart Signature Page to Amendment No. 1]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.